SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 19, 2011

T3 MOTION, INC.
(Exact name of registrant as specified in Charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification No.)
incorporation or organization)
2990 Airway Avenue
Costa Mesa, California 92626
(Address of Principal Executive Offices)
(714) 619-3600
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.
Item 1.01. Entry into a Material Definitive Agreement
On May 19, 2011, the Company entered into agreements with holders of Class G warrants to amend their Class G warrants such that the price-based anti-dilution provisions would be deleted. In exchange the exercise price was fixed at $5.00 per share.
Item 3.02. Unregistered Sales of Equity Securities
Between May 19, 2011 and May 25, 2011, Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund (collectively “Vision”); and Ki Nam, our Chief Executive Officer, converted their $3.5 million and $2.1 million debentures plus accrued interest, respectively, into 1,138,885 and 632,243 unregistered units, respectively. Each unregistered unit consisted of one share of common stock, one Class H warrant and one Class I warrant. These units and the underlying securities will be registered.
Also during that time period the Company’s preferred stockholders converted all outstanding Series A Convertible Preferred Stock into 2,872,574 shares of the Company’s common stock. This includes 9,370,698 and 976,865 share of Series A Convertible Preferred Stock held by Vision and Mr. Nam, respectively, which were converted into 2,340,176 and 243,956 shares of common stock, respectively. These shares of common stock will also be registered.
On May 19, 2011, the Company amended Class G warrant to delete provisions relating to price-based, anti-dilution protections but also fix the exercise price to $5.00 per share.
The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. The recipients represented that they took the securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities. These securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Amendment to Class G Warrant*

*	Previously filed

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.
Date: May 25, 2011	By:	/s/ Kelly Anderson
Kelly Anderson
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
10.1	Amendment to Class G Warrant*

*	Previously filed